SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2008

DOWNEY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13578	33-0633413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 854-0300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 25, 2008 the employment of Frederic R. McGill terminated as President of Downey Financial Corp. (the “Registrant”) and Downey Savings and Loan Association, F.A. (the “Bank”).

On June 30, 2008, Mr. McGill and the Bank entered into a Release Agreement (the “Release Agreement”), a copy of which is attached as Exhibit 99.1 to this Form 8-K.  The Release Agreement provides that as of June 25, 2008, Mr. McGill’s Employment Agreement dated September 26, 2007 is terminated.  Under the Release Agreement, the Bank will make a lump-sum payment to Mr. McGill of $900,000 in connection with his termination and will pay premiums for Mr. McGill and his wife for participation in the Bank’s retiree medical plan until Mr. McGill reaches the age of 65.  The Release Agreement also provides for a general release by Mr. McGill of the Bank and the Registrant for any claims he might have arising from his employment.  Mr. McGill also agreed not to solicit any employees, consultants, customers or suppliers of the Bank for a period of one year following termination of his employment.

The foregoing summary is qualified in its entirety by reference to the Release Agreement,  a copy of which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Release Agreement, by and between Frederic R. McGill and Downey Savings and Loan Association, F.A., dated as of June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP.
(Registrant)

Date: June 30, 2008	By	/s/ Jon A. MacDonald
Jon A. MacDonald
Corporate Secretary